EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the person named below agree to the joint filing on behalf of each of the Schedule 13D dated January 21, 2010 (including amendments thereto) with respect to the Common Stock, par value $.01 per share of SED International Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

Dated: January 21, 2010	NORTH & WEBSTER VALUE OPPORTUNITIES FUND, LP

	By:	North & Webster, LLC,
its General Partner

	By:	/s/ Samuel A. Kidston
		Name:	Samuel A. Kidston
		Title:	Managing Member

NORTH & WEBSTER FUND II, LP

	By:	North & Webster, LLC,
its General Partner

	By:	/s/ Samuel A. Kidston
		Name:	Samuel A. Kidston
		Title:	Managing Member

NORTH & WEBSTER, LLC

	By:	/s/ Samuel A. Kidston
	Name:		Samuel A. Kidston
	Title:		Managing Member

/s/ Samuel A. Kidston
Samuel A. Kidston